 United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                                           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) Amendment of Compensatory Plan

On January 27, 2015, the Company’s Board of Directors adopted a Resolution ratifying the resolution of its Compensation Committee amending the Amended and Restated 1992 Stock Option Plan in order to reconcile an inconsistency therein.

Item 8.01     Other Events

A copy of the Resolution is attached hereto as Exhibit 99.1, and a copy of the Amended and Restated 1992 Stock Option Plan as amended on January 27, 2015 is annexed hereto as Exhibit 99.2. Both are hereby incorporated by reference. Other details of the transaction are described under Item 5.02, above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Resolution of the Board of Directors dated January 27, 2015 ratifying the resolution of the Compensation Committee Amending the Amended and Restated 1992 Stock Option Plan.
99.2	Amended and Restated 1992 Stock Option Plan further amended as of January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: January 30, 2015	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Resolution of the Board of Directors dated January 27, 2015 ratifying the resolution of the Compensation Committee Amending the Amended and Restated 1992 Stock Option Plan.
99.2	Amended and Restated 1992 Stock Option Plan further amended as of January 27, 2015.

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